UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016 (November 16, 2015)

CLEAN COAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY		10017
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (646) 727-4847

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, Clean Coal Technologies, Inc. (the “Company”) announced the appointment of Mr Thomas S Shreve to the Companys Board of Directors. Mr. Shreve moved from California to Indonesia in 1991 to serve as country representative for New York-based law firm Milbank, Tweed, Hadley & McCloy, and over the succeeding 24 years has been a leading transaction execution specialist and business executive in Indonesia.

Mr Shreve has managed some of the more significant transactions recently undertaken by Indonesian companies, including the permanent acquisition financing and subsequent sale of Berau Coal Energy, and the acquisition of Inter Milan Football Club by a group of Indonesian businessmen. He served as an officer of Berau Coal Energy and as a non-executive director of Inter Milan Football Club.

As a lawyer in Jakarta affiliated with Milbank in the early 1990s, Mr. Shreve advised the issuers in the first New York Stock Exchange listing by a private sector Indonesian company, as well as the first U.S. public bond issue by a private sector Indonesian company. As an investment banker, he advised the Indonesian Government in the sale of distressed assets in the aftermath of the Asian Financial Crisis of 1997-98. He served as Chief Executive Officer of Recapital Investment Group from 2009-14 and of Acuatico Pte. Ltd., a water infrastructure company, in 2014-15.

A member of the California Bar, Mr. Shreve earned his J.D. degree at Northwestern University School of Law in Chicago.

Pursuant to the appointment, the Company shall compensate Mr Shreve for his service as a director by the grant of 100,000 shares of the Company’s restricted common stock vesting on appointment, plus the payment of an annual directors fee of $25,000, payable upon adequate funds in the Company.

On February 2, 2016, the Company announced the appointment of Mr Aiden Neary to its board.  Mr. Neary has been working for the company in the role of Chief Financial Officer since November 2013 and since July 2015 in the role as Chief Operating Officer of the company.

Prior to joining the Company Mr Neary served as Managing Director and Chief of Staff for the Global Equity Business at UBS in Stamford, Connecticut. From June 2003 to November 2006, he served as Chief Operating Officer for the Global Commodity Business at UBS. Prior to joining UBS, from January 1995 to January 2000, he was Head of Product Control for Government Bonds and Derivatives at ING Barings.  Mr. Neary earned a degree in Accounting and Law from Kingston University in London (1990 – 1993), and is a Chartered Management Accountant since 1998.

Mr Neary will not receive any compensation for serving as a member of the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: February 8, 2016

CLEAN COAL TECHNOLOGIES, INC.

By: /s/ Robin Eves
Robin Eves
Chief Executive Officer